Exhibit 1.1

Youku.com Inc.

12,000,000 American Depositary Shares

Representing

216,000,000 Class A Ordinary Shares

(par value $0.00001 per share)

Underwriting Agreement

May     , 2011

Goldman Sachs (Asia) L.L.C.

As representative of the several Underwriters

named in Schedule I hereto (the “Representative”)

68th Floor, Cheung Kong Center

2 Queen’s Road Central, Hong Kong

Ladies and Gentlemen:

Youku.com Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,000,000 American Depositary Shares, representing 144,000,000 Class A ordinary shares, par value $0.00001 per share (the “Ordinary Shares”), of the Company, and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 4,000,000 American Depositary Shares representing 72,000,000 Ordinary Shares and, at the election of the Underwriters, up to 1,800,000 additional American Depositary Shares representing 32,400,000 Ordinary Shares. The aggregate of 12,000,000 American Depositary Shares representing 216,000,000 Ordinary Shares to be sold by the Company and the Selling Shareholders are herein called the “Firm ADSs”, and the aggregate of 1,800,000 American Depositary Shares representing 32,400,000 additional Ordinary Shares to be sold by the Selling Shareholders at the election of the Underwriters are herein called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “ADSs”. The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Shares”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of December 8, 2010, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the ADSs, which will be evidenced by registration through the Direct Registration System administered by The Depositary Trust Company (“DTC”) or by American Depositary Receipts (the “ADRs”) issued by the Depositary. Each ADS will initially represent the right to receive 18 Ordinary Shares deposited pursuant to the Deposit Agreement.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F-1 (File No. 333-173963) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, and, excluding exhibits thereto, to the Representative for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and ADSs is hereinafter called an “Issuer Free Writing Prospectus”); and any “bona fide electronic roadshow” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available roadshow”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, and each broadly available roadshow, if any, when considered together with the Pricing Prospectus, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is [insert time immediately following pricing] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses listed and the pricing information set forth in Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(v) A registration statement on Form F-6 (File No. 333-170709) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representative and, excluding exhibits, to the Representative for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s best knowledge after due inquiry, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) A registration statement on Form 8-A (File No. 001-34977) in respect of the registration of the Shares and ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to the Representative and, excluding exhibits, to the Representative for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) Neither the Company nor any of its direct and indirect subsidiaries and consolidated affiliated entities, including Jet Brilliant Limited (“Jet Brilliant”), Beijing Jet Brilliant Advertising Co., Ltd. (“Jet Brilliant Beijing”), 1Verge Information Technology (Beijing) Co., Ltd. (“1Verge Information”) 1Verge Internet Technology (Beijing) Co., Ltd. (“1Verge Internet”) and Jiaheyi Advertising Beijing (Beijing) Co., Ltd. (“Jiaheyi”) (collectively referred to as the “Group Entities” and each a “Group Entity”) has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital or any material change in long-term debt of the Company or any of its Group Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Group Entities taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(viii) Each of the Company and its Group Entities, has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Group Entities; all real property and buildings of the Company and its Group Entities are held under lease by each of the Company and its Group Entities and are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Group Entities;

(ix) The Company does not own or control, directly or indirectly, any corporation, association or entity other than the Group Entities and no other subsidiary of the Company is a “Significant Subsidiary” as defined in Regulation S-X under the Act;

(x) Except as disclosed in the Pricing Prospectus, the Company and its Group Entities maintain insurance covering their respective automobiles, operations, personnel and/or businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is available in the PRC and deemed reasonably adequate in accordance with customary industry practice to protect the Company and its Group Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Delivery (as defined in Section 4 hereof) and each additional Time of Delivery, if any; neither the Company nor any of its Group Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its Group Entities, pending, outstanding, or to the Company’s best knowledge after due inquiry, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;

(xi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Group Entity has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(xii) [Reserved]

(xiii) Except as disclosed in the Pricing Prospectus, the ownership structure of the Company and its Group Entities as described in the Pricing Prospectus and the Prospectus under the caption “Corporate Structure” complies, and immediately after the Offering, will comply with the current PRC laws, does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, has not been challenged by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”); there are no legal, administrative, arbitration or governmental proceedings, pending before or, to the Company’s best knowledge after due inquiry, contemplated by any Governmental Agency in respect of the ownership structures of the Company or any of its Group Entities (including any proceeding challenging the effectiveness or validity of the ownership structures); and the contractual arrangements (“Contractual Arrangements”) of 1Verge Information and Jiaheyi as described in the Pricing Prospectus and the Prospectus under the caption “Corporate Structure” do not, and will not, immediately after the Offering, violate the current PRC laws;

(xiv) Except as disclosed in the Pricing Prospectus, each of the Contractual Arrangements to which any of the Group Entities is a party has been duly authorized, executed and delivered by the parties thereto, and each of the relevant Group Entities has, to the extent applicable, taken all necessary corporate actions to authorize the execution, delivery and performance thereof; each of the relevant Group Entities has the corporate power and capacity to enter into and perform its obligations thereunder; each of the Contractual Arrangements to which each of the Group Entities is a party constitutes the legal, valid and binding obligation of that Group Entity, enforceable against the parties thereto in accordance with its terms, subject to, as to enforceability, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; each of the Contractual Arrangements and the provisions therein are legal, valid, enforceable and admissible as evidence under the laws and regulations of the PRC;

(xv) [Reserved]

(xvi) Neither the Company nor any of its Group Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Pricing Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Group Entities or, to the Company’s best knowledge after due inquiry, any other party to any such contract or agreement;

(xvii) Except as disclosed in the Pricing Prospectus, each of the Company and its Group Entities has all the necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all relevant Governmental Agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Pricing Prospectus, except where the failure to have any such license, franchise, concession, consent, authorization, approval, order, certificate or permit or to make any such declaration or filing would not have a Material Adverse Effect, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Pricing Prospectus; neither the Company nor any of its Group Entities has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits; and the Company and its Group Entities are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material aspects;

(xviii) Except as disclosed in the Pricing Prospectus, neither the Company nor any of its Group Entities is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices promulgated or publicly released by any Governmental Agency in the PRC, the Cayman Islands or Hong Kong or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any Governmental Agency in the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (A), (B) and (D) above, where such breach or default would not have a Material Adverse Effect;

(xix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital or registered capital of each Group Entity, as the case may be, have been duly and validly authorized and issued, are fully paid and non-assessable (except that 85% of the registered capital of Jet Brilliant Beijing is not due and therefore unpaid as of the date of this Agreement) and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Pricing Prospectus; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares, ADSs or any other class of share capital of the Company except as set forth in the Pricing Prospectus under the captions “Capitalization”, “Management – 2006 Stock Option Scheme”, “Management – 2010 Share Incentive Plan”, “Related Party Transactions” and “Description of Share Capital”; except as disclosed in the Pricing Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any Group Entity, or obligations of any Group Entity to issue, equity shares or any other class of share capital of any Group Entity; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company and the Selling Shareholders with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the PRC, Cayman Islands, or United States except as described in the Pricing Prospectus;

(xx) Except as described in the Pricing Prospectus, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, ADSs or any other share capital of or other equity interests in the Company or any of its Group Entities and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and the ADSs;

(xxi) The Shares represented by the ADSs to be sold by the Company and the Selling Shareholders to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and when entered against the name of each subscriber in the register of members of the Company, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Prospectus;

(xxii) [Reserved]

(xxiii) Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xxiv) This Agreement has been duly authorized, executed and delivered by the Company;

(xxv) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(xxvi) All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Agency having jurisdiction over the Company or any of its Group Entities or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands;

(xxvii) All dividends and other distributions declared and payable on the share capital of Jet Brilliant may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong;

(xxviii) Except as described in the Pricing Prospectus, all dividends and other distributions declared and payable on the equity interest of any of Jet Brilliant Beijing or 1Verge Internet may under the current laws and regulations of the PRC be converted into foreign currency (including U.S. Dollars) and may be freely transferred out of the PRC, and no such dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;

(xxix) The issue and sale of the Shares and ADSs to be sold by the Company, the deposit of the Shares with the Depositary against issuance of the ADSs and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Group Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Group Entities is a party or by which the Company or any of its Group Entities is bound or to which any of the property or assets of the Company or any of its Group Entities is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any Group Entity or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its Group Entities or any of their properties or assets, except, in the case of clauses (A) and (C) above, where such conflict or violation would not have a Material Adverse Effect;

(xxx) No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and ADSs and listing of the ADSs on the New York Stock Exchange, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representative and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters;

(xxxi) The ADSs have been approved for listing on the New York Stock Exchange, subject to notice of issuance;

(xxxii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company of the Shares and the ADSs to or for the respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement;

(xxxiii) Neither the Company nor any of its Group Entities has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs:

(xxxiv) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Shares and ADSs, respectively, and under the captions “Taxation”, and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xxxv) Other than as set forth in the Pricing Prospectus, there are no legal, arbitration, governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any of its Group Entities or the Company’s directors and executive officers is a party or of which any property of the Company or any of its Group Entities is the subject (A) which, if determined adversely to the Company or any of its Group Entities, would individually or in the aggregate have a Material Adverse Effect; or (B) that are required to be described in the Registration Statement, Pricing Prospectus and Prospectus and are not so described; and to the Company’s best knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxxvi) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxvii) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as such term is defined under Rule 405 under the Act;

(xxxviii) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder save for stamp duty in the amount of $2.00 payable on each of this Agreement and the Deposit Agreement pursuant to the stamp duty laws and regulations of the Cayman Islands if this Agreement, the Deposit Agreement or any other documents are executed in, or otherwise brought into the Cayman Islands, and applicable court fees payable in respect of the enforcement of the agreements;

(xxxix) The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement and the ADS Registration Statement and the filing of the Registration Statement, the Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, the Form 8A Registration Statement and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the Form 8-A Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xl) There are no contracts or documents which are required to be described in the Registration Statement and the Pricing Prospectus or to be filed as exhibits to the Registration Statement which have not be so described and filed as required;

(xli) Except as described in the Pricing Prospectus, in each case, (A) each of the Company and its Group Entities owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets, other unpatented and/or unpatentable proprietary rights) and other intellectual property that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus (collectively, “Intellectual Property”); (B) all material copyrights and patents owned or licensed by the Company (including all material copyrights and patents owned or licensed by the Company’s Group Entities) are valid, enforceable and not subject to any ongoing or, to the Company’s best knowledge after due inquiry, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any of its Group Entities has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of its Group Entities knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its Group Entities, or their products; (D) there are no pending or, to the knowledge of the Company or any of its Group Entities after due inquiry, threatened actions, suits, proceedings or claims by others that allege the Company or any of its Group Entities is infringing or has infringed any Intellectual Property right of any third party; (E) the discoveries, inventions, products or processes of the Company and its Group Entities referenced in the Pricing Prospectus, to the Company’s best knowledge after due inquiry, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (F) neither the Company nor any of its Group Entities are in breach of any license or other agreement relating to the Intellectual Property rights of the Company, its Group Entities or any third party; and there are no contracts, arrangements or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement;

(xlii) The description of the intellectual property matters of the Company and its Group Entities as set forth in the Pricing Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xliii) Except as disclosed in the Pricing Prospectus, the services of the Company and its Group Entities are conducted in compliance with the applicable copyright and intellectual property laws of the PRC and all other applicable jurisdictions, except for, with respect to jurisdictions other than the PRC, such non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities; and except as disclosed in the Pricing Prospectus, the services of the Company and its Group Entities do not, to the Company’s best knowledge after due inquiries, infringe upon the rights of third parties;

(xliv) Neither the Company nor its Group Entities offer services with the object of promoting the use of such services to infringe copyright;

(xlv) Based on the Company’s current income, assets and projections as to the value of the ADSs and outstanding Ordinary Shares, the Company does not expect to be a passive foreign investment company within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1086, as amended, for the taxable year ending December 31, 2011 or in the foreseeable future;

(xlvi) Except as set forth in the Registration Statement and the Pricing Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xlvii) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(xlviii) Except as described in the Pricing Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its Group Entities and any director or executive officer of the Company or any of its Group Entities or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its Group Entities on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Pricing Prospectus;

(xlix) Ernst & Young Hua Ming, who have certified certain financial statements of the Company and its Group Entities, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board;

(l) Except as disclosed in the Pricing Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(li) The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; and such disclosure controls and procedures are effective to perform functions for which they were established; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Pricing Prospectus, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its Group Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(lii) Except as described in the Pricing Prospectus, neither the Company nor any of its Group Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its Group Entities, or to any other person;

(liii) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its Group Entities exists or, to the Company’s best knowledge after due inquiry, is threatened;

(liv) [Reserved]

(lv) Since the date of the latest audited financial statements included in the Pricing Prospectus, neither the Company nor any of its Group Entities has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its Group Entities and that are not otherwise described in the Pricing Prospectus;

(lvi) Except as disclosed in the Pricing Prospectus, none of the Company or any of its Group Entities is engaged in any material transactions with its directors, officers, principal shareholders, or any other affiliate;

(lvii) [Reserved]

(lviii) No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(lix) The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein, subject, in the case of the unaudited financial results, to the fact that such results are subject to completion of the Company’s normal period-end closing procedures and review by the Company’s independent accountants in accordance with Statement of Auditing Standards No. 100;

(lx) [Reserved]

(lxi) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(lxii) [Reserved]

(lxiii) The Company and its Group Entities have paid all taxes required to be paid through the date hereof and all returns, reports or filings which ought to have been made by or in respect of the Company and its Group Entities for taxation purposes as required by the law of the jurisdictions in which the Company and its Group Entities are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Pricing Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its Group Entities has received notice of any tax deficiency with respect to the Company or any of its Group Entities;

(lxiv) Any statistical, industry-related and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(lxv) The application of the net proceeds from the offering of ADSs, as described in the Pricing Prospectus, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Group Entities, (B) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Group Entities or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of its Group Entities, except in the case of clauses (B) and (C) above, where such contravention or default would not have a Material Adverse Effect;

(lxvi) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares and ADSs;

(lxvii) Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 20 hereof and judgments of U.S. courts obtained against the Company to enforce this Agreement will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; under the laws of the PRC, the choice of law provisions set forth in Section 20 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments, except as described in the Pricing Prospectus;

(lxviii) None of the Company, any of the Group Entities, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Group Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and the Group Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(lxix) Each of Qiong Qin and Dele Liu is a citizen of the PRC, excluding Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region, and no application is pending in any other jurisdiction by him/her or on his/her behalf for naturalization or citizenship;

(lxx) The operations of the Company and its Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, if applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Group Entities with respect to the Money Laundering Laws is pending or, to the Company’s best knowledge after due inquiry, threatened;

(lxxi) The descriptions of the events, agreements and transactions set forth in the Pricing Prospectus in the section entitled “Corporate Structure” are true, accurate, complete and fair in all material respects and nothing has been omitted from such description which would make the same misleading in any material respect and there are no other material documents or agreements that have been entered into by the Company or any of the Group Entities in respect of the ownership structures of the Company or any of its Group Entities; and each of the events, agreements and transactions set forth therein has been duly authorized and does not (A) except as disclosed in the Pricing Prospectus, contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its Group Entities or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (B) contravene any of the terms or the provisions of the articles of association, business license or other constitutive documents of the Company or any of its Group Entities, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, charge, deed of trust, loan agreement, note, lease or other agreement, instrument or other obligation to which the Company or any of its Group Entities is a party or by which the Company or any of its Group Entities is bound or to which any of the property or assets of the Company or any of its Group Entities is subject, except, in the case of (A) or (C), such breaches, defaults, creation, imposition or liabilities as would not have a Material Adverse Effect;

(lxxii) Except as disclosed in the Pricing Prospectus, all Governmental Authorizations required in connection with the events, agreements and transactions set forth in the Pricing Prospectus in the section entitled “Corporate Structure” have been duly or timely made or unconditionally obtained in writing (including, without limitation, all Governmental Authorizations for the transactions contemplated therein and all actions necessary for the approval of the ownership structures of the Company and its Group Entities by the Governmental Agencies and any other regulatory bodies) and remain in full force and effect, and no such Governmental Authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed; such Governmental Authorizations contain no materially burdensome restrictions or conditions not specifically disclosed in the Pricing Prospectus; neither the Company nor any Group Entity is in breach of the terms and conditions of any of their respective Governmental Authorizations in respect of the ownership structures of the Company or any of its Group Entities;

(lxxiii) The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Initial Registration Statement understand the potential personal liability to which each director of the Company that signed the Initial Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the ADSs as contemplated in this Agreement or the listing and trading of the ADSs on the NYSE were deemed not to be in compliance with the M&A Rules;

(lxxiv) Except as disclosed in the Pricing Prospectus, the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the New York Stock Exchange or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Time of Delivery (as defined in Section 4 hereof), adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”);

(lxxv) [Except as disclosed in the Pricing Prospectus, the Company, and the Group Entities incorporated under the laws of the PRC, are in compliance with the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, promulgated by SAFE on October 21, 2005, and the Notice of the General Affairs Department of the State Administration of Foreign Exchange on Printing and Distributing the Implementing Rules for the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, promulgated by SAFE on May 29, 2007 (collectively, the “SAFE Rules”), in all material respects; the applicable Group Entities incorporated under the laws of the PRC are in the process of applying for registration in respect of relevant PRC employees’ participation in the Company’s employee stock option plan as required by relevant rules issued by SAFE;]

(lxxvi) [Reserved]

(lxxvii) (A) None of the Company, the Group Entities, or their affiliates, employees, agents and directors and officers in the United States: (i) does, or plans to do, any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”); or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Shares and ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (C) of this paragraph or in the Registration Statement, Pricing Prospectus and Prospectus;

(lxxviii) The Company and its Group Entities and their respective properties, assets and operations are in compliance with, and the Company and each of its Group Entities hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or, to the Company’s best knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Group Entity under, or to interfere with or prevent compliance by the Company or any Group Entity with, Environmental Laws; neither the Company nor any of its Group Entities (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s best knowledge after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or, to the Company’s best knowledge after due inquiry, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(lxxix) [Reserved]

(lxxx) Except as described in the Pricing Prospectus, there are no affiliations or associations between any member of the FINRA and the Company; there are no affiliations or associations between (A) any member of the FINRA and (B) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission;

(lxxxi) [Reserved]

(lxxxii) [Reserved]

(lxxxiii) There are no business relationships or related-party transactions involving the Company or any of its Group Entities or any other person required to be described in the Registration Statement, Pricing Prospectus and Prospectus which have not been described as required;

(lxxxiv) [Reserved]; and

(lxxxv) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

In addition, any certificate signed by any officer of the Company or any of its Group Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

(b) Each of the Selling Shareholders severally and not jointly represents and warrants as to and in respect of itself to, and agrees with, each of the Underwriters that:

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

(ii) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder appointing the Company as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) in the form of Annex VIII hereto and the Power of Attorney in the form of Annex I hereto appointing certain individuals indicated in Annex II hereto, and each of them, as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of (A) applicable law (provided no representation is made with respect to compliance with federal, state or other applicable securities or antifraud laws (collectively, “Securities Laws”)), (B) the certificate of incorporation or bylaws of such Selling Shareholder or similar organizational documents (if such Selling Shareholder is a corporation, limited liability company or partnership), (C) any agreement or other instrument binding upon such Selling Shareholder or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder except in the case of clause (C) as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required under the Securities Laws of the various states in connection with the offer and sale of the Shares, except for such consents, approvals, authorizations, orders, or qualifications as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney;

(iii) With respect to any Shares and ADSs to be sold by such Selling Shareholder that are outstanding on the date hereof, such Selling Shareholder has, and with respect to such Shares and ADSs and any additional Shares and ADSs to be sold by such Selling Shareholder upon the exercise of options, on each Time of Delivery, such Selling Shareholder has or will have fully paid for such Shares and ADSs, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, such Shares and ADSs, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver such Shares or a security entitlement in respect of such Shares;

(iv) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

(v) Upon payment for the Shares and ADSs to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares and ADSs, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares and ADSs on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares and ADSs), (A) DTC shall be a “protected purchaser” of such Shares and ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and ADSs and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares and ADSs may be validly asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares and ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(vi) Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Pricing Disclosure Package to sell its Shares and ADSs pursuant to this Agreement;

(vii) [The Registration Statement, Pricing Prospectus and Prospectus complied and, as then amended or supplemented, will comply with all applicable provisions of the Act and the rules and regulations of the Commission thereunder;] the Registration Statement did not, as of its effective time, and as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Issuer Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares or ADSs did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at no time during the period that begins on the date of such Issuer Free Writing Prospectus and ends at the time of purchase did or will any Issuer Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to the Selling Shareholders, the representations and warranties set forth in this section are limited to statements or omissions of material facts made in reliance upon and in conformity with information relating to the Selling Shareholders furnished to the Company in writing by the Selling Shareholders expressly for use in the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendments or supplements thereto, taking into account any written updates to such information provided by such Selling Shareholder prior to the date of the Pricing Disclosure Package, it being understood and agreed that the only information furnished by the Selling Shareholders consists of the names of the Selling Shareholders, the number of offered Shares and the address and other information with respect to the Selling Shareholders (excluding percentages) that appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Prospectus; provided further that with respect to Venture Vesting Holdings Limited, Best Anchor Holdings Limited, Best Vesting Holdings Limited and Sunny TV Media Limited, the foregoing representations and warranties in this paragraph are qualified by their respective knowledge;

(viii) Neither such Selling Shareholder nor to its knowledge any of its affiliates or any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs;

(ix) There are no affiliations or associations between any member of the FINRA and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the Shares and ADSs to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member; and

(x) Such Selling Shareholder has executed a “lock-up” agreement, substantially in the form of Annex V hereto, relating to sales and certain other dispositions of ADSs, Shares or certain other securities of the Company, that is in full force and effect as of the date hereof and shall be in full force and effect as of each Time of Delivery.

2. Subject to the terms and conditions herein set forth, (a) the Company and each Selling Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per ADS of US$[—], the number of Firm ADSs (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm ADSs to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II attached hereto by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

Each Selling Shareholder, as and to the extent indicated in Schedule II attached hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,800,000 Optional ADSs, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs. Any such election to purchase Optional ADSs shall be made in proportion to the maximum number of Optional ADSs to be sold by each Selling Shareholder as set forth in Schedule II attached hereto initially with respect to the Optional ADSs among the Selling Shareholders in proportion to the maximum number of Optional ADSs to be sold by each Selling Shareholder as set forth in Schedule II attached hereto. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representative to the Selling Shareholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representative of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders prior to a Time of Delivery, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representative, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Shareholders to the Representative at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates representing the Shares (if certificated) and ADSs to be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [—], 2011 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, ICBC Tower, 35th Floor, 3 Garden Road, Central, Hong Kong (the “Closing Location”), and the ADSs will be delivered through the facilities of the DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. (a) The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares and ADSs, of the suspension of the qualification of the Shares and ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(ii) Promptly from time to time to take such action as the Representative may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon the Representative’s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon the Representative’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company and its Group Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder, of any of the ADSs or Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or ADSs or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without the Representative’s prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces any material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; the Company will provide the Representative and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section [8(r)] with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(vi) Not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period (including any automatic extension thereof as contemplated in Section 5(a)(v) above), or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the prior written consent of the Representative during the Lock-Up Period; and the Company will cause each Company option holder that has not entered into a Lock-Up Agreement as contemplated by Section [8(r)] to be subject to and comply with the restrictions set forth in the Lock-Up Agreements including (x) providing each such option holder notice of such restrictions immediately upon closing of the offering and (y) including a legend with respect to such restrictions on the certificates evidencing the Ordinary Shares to be issued to any such option holder upon exercise of the options during the Lock-Up Period; and the Company will provide the Representative, the Depositary and each option holder with prior notice of any announcement that gives rise to an automatic extension of the Lock-Up Period (as contemplated in Section 5(a)(v) above);

(vii) To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(viii) During a period of three years from the effective date of the Registration Statement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Group Entities are consolidated in reports furnished to its shareholders generally or to the Commission), provided, however, that in each case the Company will have no obligations to furnish or deliver such reports or other communications (financial or other) or financial statements to the extent they are publicly available on the Company’s website or the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or a similar system;

(ix) To use the net proceeds received by it from the sale of the Shares and ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its Group Entities; the Company will not use any of the proceeds from the offering of the Shares and ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence;

(x) Prior to each Time of Delivery to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(xi) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the ADSs;

(xii) To use its best efforts to include the ADSs for listing on the New York Stock Exchange;

(xiii) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(xiv) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(xv) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares and ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(xvi) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement. For the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter in its home jurisdiction;

(xvii) To comply with Rule 433(d) under the Act and with Rule 433(g) under the Act;

(xviii) Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its Group Entities, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its Group Entities, or the offering of the ADSs, without prior consent of the Representative;

(xix) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the ADSs, in each case other than the Prospectus; and

(xx) [In the event that any Selling Shareholder breaches its commitment to sell ADSs pursuant to the terms of this Agreement, the Company will sell to the Underwriters additional ADSs in the same number as the ADSs committed to be sold by such Selling Shareholder pursuant to the terms of this Agreement but not sold by such Selling Shareholder.]

(b) Each of the Selling Shareholders severally and not jointly agrees with each of the Underwriters:

(i) Prior to each Time of Delivery, to deposit, or cause to be deposited on their behalf, Shares (if certificated) with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Time of Delivery;

(ii) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares or the ADSs;

(iii) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement;

(iv) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or ADSs, in each case other than the Prospectus;

(v) To pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares and ADSs being sold by such Selling Shareholder;

(vi) To advise the Representatives promptly, and if requested by the Representatives, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares and ADSs, of any change in information contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, if any, relating to such Selling Shareholder, or, with respect only to Venture Vesting Holdings Limited, Best Anchor Holdings Limited, Best Vesting Holdings Limited and Sunny TV Media Limited, (A) any material change in the general affairs, management, financial condition, results of operations or prospects of the Company and the Group Entities or (B) any new material information relating to the Company or relating to any matter stated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, if any, which comes to the attention of such Selling Shareholder;

(vii) Not to use any of the proceeds received by such Selling Shareholder from the sale of the Shares and ADSs pursuant to this Agreement to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC or that is otherwise the subject of Sanctions, or in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholders including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholders into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC;

(viii) Any Selling Shareholder and its direct or indirect owners or controlling persons, that is a PRC resident or PRC citizen will use its best efforts to comply with any applicable SAFE Rules and Regulations, including without limitation, completing any registration and other procedures required under applicable SAFE Rules and Regulations; and

(ix) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule III hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Section 6(c) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

[7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants, and up to US$25,000 of the fees, disbursements and expenses of Cooley LLP, counsel to certain of the Selling Shareholders, in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and ADSs; (iii) all expenses in connection with the qualification of the Shares and ADSs for offering and sale under the laws of the jurisdictions as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the ADSs on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the ADSs; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the ADSs by them, and any advertising expenses connected with any offers they may make.]

8. The obligations of the Underwriters hereunder, as to the Shares and ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a). The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b). Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to the Representative such written opinion and letter dated such Time of Delivery, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c). Haiwen & Partners, PRC counsel to the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d). Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company and to Venture Vesting Holdings Limited, Best Anchor Holdings Limited, Best Vesting Holdings Limited and Sunny TV Media Limited, as Selling Shareholders, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative;

(e). TransAsia Lawyers, PRC counsel to the Company, shall have furnished to the Representative such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representative, substantially to the effect set forth in Annex IX attached hereto;

(f). Maples and Calder, Cayman Islands counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative;

(g). Skadden, Arps, Slate, Meagher & Flom, Hong Kong counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, substantially to the effect set forth in Annex X attached hereto;

(h). Maples and Calder, British Virgin Islands counsel to Venture Vesting Holdings Limited, Best Anchor Holdings Limited, Best Vesting Holdings Limited and Sunny TV Media Limited, as Selling Shareholders, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(i). Cooley LLP, counsel to certain Selling Shareholders affiliated with Brookside Capital and Sutter Hill Ventures, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(j). Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, substantially to the effect set forth in Annex XI attached hereto;

(k). On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young Hua Ming shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement;

(l). No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall have been filed to which the Representative shall have objected in writing;

(m). (i) Neither the Company nor any of its Group Entities shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its Group Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Group Entities, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representative’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs representing the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(n). On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market, the New York Stock Exchange, The Stock Exchange of Hong Kong Limited or the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, London, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its Group Entities or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or its Group Entities; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Hong Kong, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clauses (v), (vi) or (vii), in the Representative’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(o). The FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(p). The ADSs to be sold by the Company and the Selling Shareholders at such Time of Delivery shall have been duly listed on the New York Stock Exchange, subject to notice of issuance;

(q). The Depositary shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates satisfactory to the Representative evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(r). Each party set forth in Annex III attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the forms attached as Annex IV and Annex V hereto;

(s). [Reserved]

(t). The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(u). At each Time of Delivery, as the case may be, the Chief Financial Officer of the Company shall have furnished to the Representative an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to the Representative, to the effect set forth in Annex VII attached hereto;

(v). The Company and the Selling Shareholders shall have furnished or caused to be furnished to the Representative at such Time of Delivery, certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to the Representative as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representative may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to the Representative with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and ADSs and the incumbency and specimen signatures of signing officers, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (m) and (w) of this Section and as to such other matters as the Representative may reasonably request;

(w). There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or, to the Company’s best knowledge after due inquiry, threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the New York Stock Exchange or the transactions contemplated by this Agreement or the Deposit Agreement; and

(x). There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of the Representative (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel, dated as of such Time of Delivery.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b) [Reserved]

(c) Each of the Selling Shareholders will severally and not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred but, with respect to the Selling Shareholders, only with reference to information relating to the Selling Shareholders furnished in writing to the Company or any Underwriter by or on behalf of the Selling Shareholders expressly for use in the Registration Statement, Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, it being understood and agreed that the only information furnished by the Selling Shareholders consists of the names of the Selling Shareholders, the number of offered Shares and the address and other information with respect to the Selling Shareholders (excluding percentages) that appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” in the Prospectus. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph, the contribution provisions of Sections 9(f) and 16 below, and in respect of any claim in respect of a breach of the representations and warranties of such Selling Shareholder contained in Sections 1(b)(vi) and 1(b)(vii) hereof, shall be limited in the aggregate to an amount equal to the aggregate public offering price (less underwriting discounts and commissions) of the ADSs sold by such Selling Shareholder under this Agreement.

(d) Each Underwriter severally and not jointly will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(e) Promptly after receipt by an indemnified party under subsection (a), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares and ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and any Selling Shareholder and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in its discretion arrange for it or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representative does not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company and the Selling Shareholders that it has so arranged for the purchase of such ADSs, or the Company and the Selling Shareholders notify the Representative that they have so arranged for the purchase of such ADSs, the Representative or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representative, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representative, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all ADSs to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders or any officer or director or controlling person of the Company or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the ADSs.

12. (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) If this Agreement shall be terminated pursuant to Section 10 hereof, none of the Company or any of the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders will, upon the occurrence of any failure to complete the sale and delivery of the Shares or the ADSs, promptly (and, in any event, not later than 30 days), jointly and severally, reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares or the ADSs not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares or the ADSs not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, facsimile number: (852) 2978-0440, Attention: General Counsel, Legal Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Dele Liu; and if to the Selling Shareholders shall be delivered or sent by mail, telex or facsimile transmission to the care of the Company to the address of the Company set forth in the Registration Statement, Attention: Dele Liu; provided, however, that any notice to an Underwriter pursuant to Section 9[(e)] hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request; provided, however, that notices under Section 5(a)(v) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and each of the Selling Shareholders who are not U.S. residents, entities or citizens has appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of seven years from the date hereof. Each of the Company and the Selling Shareholders who are not U.S. residents, entities or citizens represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders who are not U.S. residents, entities or citizens as the case may be.

16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders, subject to the limitation of liability set forth in the last sentence of Section 9(c) hereof and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Each of the Company and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares and ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or such Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or such Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

19. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Each of the Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

Youku.com Inc.

By:
Name:
Title:

Signature Page to Underwriting Agreement

The Selling Shareholders named in Schedule II attached hereto

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II attached hereto

Signature Page to Underwriting Agreement

Accepted as of the date hereof on behalf of each of the Underwriters:

Goldman Sachs (Asia) L.L.C.

By:

Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.
Barclays Capital Inc.
Allen & Company LLC
Piper Jaffray & Co.
Pacific Crest Securities LLC

Total	12,000,000	1,800,000

SCHEDULE II

	Total Number of Firm ADSs to be Sold	Number of Optional ADSs to be Sold if Maximum Option Exercised

The Company	8,000,000

The Selling Shareholders:

Brookside Capital Partners Fund L.P.	2,200,000

Persons and entities affiliated with the Sutter Hill Funds:

Anvest, L.P.	30,110

Andrew T. Sheehan	4,834

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Andrew T. Sheehan	578

David E. Sweet	9,070

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)	1,085

Diane J. Naar	1,139

Wells Fargo Bank, N.A. FBO Diane J. Naar Roth IRA	91

David L. Anderson	32,564

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson	3,698

G. Leonard Baker, Jr.	44,214

Wells Fargo Bank, N.A. FBO G. Leonard Baker, Jr. Roth IRA	5,544

Gregory P. Sands	24,570

James C. Gaither	18,309

James N. White	31,218

Jeffrey W. Bird	32,107

Lynne B. Graw	2,278

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne B. Graw	272

Patricia Tom	2,855

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Rollover)	341

Lauren L. Younger	25,371

Rooster Partners, LP	6,079

Robert Yin	1,381

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin	45

Sutter Hill Ventures	1,142,996

Saunders Holdings, L.P.	38,750

Sherryl W. Casella	759

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Casella	91

Tench Coxe	149,537

Wells Fargo Bank, N.A. FBO Tench Coxe Roth IRA	12,672

William H. Younger, Jr.	50,741

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr.	11,392

Yu-Ying Chiu Chen	479

SHV Profit Sharing Plan FBO Yu-Ying Chen	91

Yovest, L.P.	14,739

Venture Vesting Holdings Limited	30,556

Best Anchor Holdings Limited	33,333

Best Vesting Holdings Limited	11,111

Sunny TV Media Limited	25,000

Total	12,000,000	1,800,000

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: Electronic roadshow presentation, available at www.retailroadshow.com

(b)	Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Pricing Information: US$[—] per ADS

Issuer Free Writing Prospectus: The Free Writing Prospectus filed by the Company with the Commission on [—], 2011

ANNEX I

FORM OF POWER OF ATTORNEY

AI-1

ANNEX II

SELLING SHAREHOLDERS’ ATTORNEY-IN-FACT

Selling Shareholder	Attorney-in-Fact

Brookside Capital Partners Fund, L.P.	Victor Wing Cheong Koo and/or Dele Liu

Persons and entities affiliated with the Sutter Hill Funds:

Anvest, L.P.	Victor Wing Cheong Koo and/or Dele Liu

Andrew T. Sheehan	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Andrew T. Sheehan	Victor Wing Cheong Koo and/or Dele Liu

David E. Sweet	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)	Victor Wing Cheong Koo and/or Dele Liu

Diane J. Naar	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO Diane J. Naar Roth IRA	Victor Wing Cheong Koo and/or Dele Liu

David L. Anderson	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson	Victor Wing Cheong Koo and/or Dele Liu

G. Leonard Baker, Jr.	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO G. Leonard Baker, Jr. Roth IRA	Victor Wing Cheong Koo and/or Dele Liu

AII-1

Gregory P. Sands	Victor Wing Cheong Koo and/or Dele Liu

James C. Gaither	Victor Wing Cheong Koo and/or Dele Liu

James N. White	Victor Wing Cheong Koo and/or Dele Liu

Jeffrey W. Bird	Victor Wing Cheong Koo and/or Dele Liu

Lynne B. Graw	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne B. Graw	Victor Wing Cheong Koo and/or Dele Liu

Patricia Tom	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Rollover)	Victor Wing Cheong Koo and/or Dele Liu

Lauren L. Younger	Victor Wing Cheong Koo and/or Dele Liu

Rooster Partners, LP	Victor Wing Cheong Koo and/or Dele Liu

Robert Yin	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin	Victor Wing Cheong Koo and/or Dele Liu

Sutter Hill Ventures	Victor Wing Cheong Koo and/or Dele Liu

Saunders Holdings, L.P.	Victor Wing Cheong Koo and/or Dele Liu

Sherryl W. Casella	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Casella	Victor Wing Cheong Koo and/or Dele Liu

Tench Coxe	Victor Wing Cheong Koo and/or Dele Liu

AII-2

Wells Fargo Bank, N.A. FBO Tench Coxe Roth IRA	Victor Wing Cheong Koo and/or Dele Liu

William H. Younger, Jr.	Victor Wing Cheong Koo and/or Dele Liu

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr.	Victor Wing Cheong Koo and/or Dele Liu

Yu-Ying Chiu Chen	Victor Wing Cheong Koo and/or Dele Liu

SHV Profit Sharing Plan FBO Yu-Ying Chen	Victor Wing Cheong Koo and/or Dele Liu

Yovest, L.P.	Victor Wing Cheong Koo and/or Dele Liu

Venture Vesting Holdings Limited	Victor Wing Cheong Koo and/or Dele Liu

Best Anchor Holdings Limited	Victor Wing Cheong Koo and/or Dele Liu

Best Vesting Holdings Limited	Victor Wing Cheong Koo and/or Dele Liu

Sunny TV Media Limited	Victor Wing Cheong Koo and/or Dele Liu

AII-3

ANNEX III

PARTIES TO EXECUTE LOCK-UP AGREEMENT

•	[Directors and Executive Officers]

•	[Selling Shareholders]

AIII-1

ANNEX IV

FORM OF DIRECTORS AND EXECUTIVE OFFICERS LOCK-UP AGREEMENT

Youku.com Inc.

Lock-up Agreement

            , 2011

Goldman Sachs (Asia) L.L.C.

As representative of the several Underwriters

named in Schedule I to the Underwriting Agreement

68th Floor, Cheung Kong Center

2 Queen’s Road Central, Hong Kong

Re: Youku.com Inc.– Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative, propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Youku.com Inc., a company incorporated in the Cayman Islands (the “Company”), and certain other parties named in such agreement, providing for a public offering (the “Public Offering”) of American Depositary Shares (the “ADSs”) representing Class A ordinary shares of the Company, par value US$0.00001 per share (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333-173963) and a Registration Statement on Form F-6 (File No. 333-170709) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interest) any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

AIV-1

The initial Lock-Up Period will commence on the date of the Underwriting Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman Sachs (Asia) L.L.C. waives, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

AIV-2

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, or by will or intestacy, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any immediate family member or trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) if the undersigned is a trust, transfers ADSs, Ordinary Shares or any other securities to a trustor or beneficiary of the trust, provide that such recipient agrees to be bound in writing by the restrictions set forth herein, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs, Ordinary Shares or any other securities, provided that such plan does not provide for the transfer of ADSs or Ordinary Shares during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, or (v) with the prior written consent of Goldman Sachs (Asia) L.L.C. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a business entity, the business entity may transfer the share capital of the Company (A) to any wholly-owned Subsidiary or affiliate (within the definition of Rule 405 under the Securities Act) of such business entity, (B) to members, partners, stockholders, former members, former partners or any other equity owner of the undersigned, or (C) any business entity that is managed and governed by the same management company as the undersigned or any business entity that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement to be bound in writing by the restrictions set forth herein, stating that the transferee is receiving and holding such share capital subject to all of the provisions of this Agreement and there shall be no further transfer of such share capital except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above or in (A), (B) or (C) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents that the Company’s transfer agent and registrar and the depositary for the ADSs are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the obligations of the undersigned under this Lock-up Agreement shall not become effective until the Underwriting Agreement is entered into and, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall be signed and shall then terminate or be terminated prior to payment for and delivery of the ADSs or Ordinary Shares to be sold thereunder, the undersigned shall be released from, all obligations under this Lock-up Agreement. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

AIV-3

Notwithstanding anything to the contrary contained herein, this Lock-up Agreement will terminate and the undersigned will be released from all of its obligations hereunder if (i) the Public Offering Date shall not have occurred on or before June 15, 2011, or (ii) the Company files an application to withdraw and the Commission consents to the withdrawal of, the registration statement related to the Public Offering, or (iii) Goldman Sachs (Asia) L.L.C., on behalf of the Underwriters, advises the Company, or the Company advises Goldman Sachs (Asia) L.L.C., in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering.

[Signature page to follow]

AIV-4

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Directors and Officers Lock-Up Agreement – Signature Page]

ANNEX V

FORM OF SELLING SHAREHOLDER LOCK-UP AGREEMENT

Youku.com Inc.

Lock-up Agreement

            , 2011

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As the Representative of the several Underwriters

named in Schedule I attached hereto.

Re: Youku.com Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Youku.com Inc., a company incorporated in the Cayman Islands (the “Company”), and certain other parties named in such agreement, providing for a public offering (the “Offering”) of American Depositary Shares (the “ADSs”) representing Class A ordinary shares of the Company, par value US$0.00001 per share (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333-173963) and a Registration Statement on Form F-6 (File No. 333-170709) filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”); provided, however, that the foregoing restrictions shall not apply to (1) ADSs sold by the undersigned in the Offering and (2) transactions relating to ADSs acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue until (and including) the earlier of (1) the date 90 days after the date of the final prospectus relating to the ADSs (the “Public Offering Date”) and (2) the second day on which the New York Stock Exchange is open for trading following the date of the Company’s public disclosure of its financial results for the quarter ending on June 30, 2011.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to affiliates (as defined in Rule 12b-2 of the Exchange Act) of the undersigned or as a distribution to the partners or shareholders of the undersigned, provided that the trustee of such trust or such affiliate, partner or shareholder agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representative on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the share capital of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such share capital subject to the provisions of this Agreement and there shall be no further transfer of such share capital except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and the depositary for the ADSs against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns; provided, however, that this Lock-Up Agreement shall lapse and become null and void upon the earlier of: (i) the date upon which the Company provides the Underwriters with written notice that it does not intend to proceed with the Offering, which written notice must be executed and delivered to the Underwriters prior to the signing of the Underwriting Agreement; (ii) the termination of the Underwriting Agreement before the Closing of the Offering, (iii) if the Public Offering Date shall not have occurred on or before June 15, 2011, or (iv) if the undersigned does not sell any Shares pursuant to the Registration Statement in the Offering.

[Signature page to follow]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Selling Shareholder Lock-Up Agreement – Signature Page]

ANNEX VI

[Reserved]

AVI-1

ANNEX VII

Form of Chief Financial Officer’s Certificate

AVII-1

ANNEX VIII

FORM CUSTODY AGREEMENT

AVIII-1

ANNEX IX

Form of Opinion of PRC Counsel to the Issuer

AIX-1

ANNEX X

Form of Opinion of Hong Kong Counsel to the Issuer

AX-1

ANNEX XI

Form of Opinion of Counsel to the Depositary

AXI-1